Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-264252) on Form S-8 of NewHydrogen, Inc. of our report dated March 20, 2024 relating to our audit of the financial statements of NewHydrogen, Inc., for the years ending December 31, 2022 and 2021, which appear in this Annual Report on Form 10-K of NewHydrogen, Inc. for the year ended December 31, 2022.

/s/ M&K CPAS, PLLC
www.mkacpas.com
The Woodlands, TX

March 20, 2024